1 October 2015 Creating Value: Now and For the Long-Term Exhibit (a) (17)

2 Important Information Forward-Looking Statements Certain statements in this presentation are forward-looking statements. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including future actions that may be taken by Mylan in furtherance of its unsolicited offer; the timing, amount and cost of share repurchases; and the ability to execute and achieve the desired benefits of announced initiatives. These and other important factors, including those discussed under “Risk Factors” in the Perrigo Company’s Form 10-K for the year ended June 27, 2015, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this presentation are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional Information and Where to Find it This presentation does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the exchange offer commenced by Mylan N.V., Perrigo has filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”). Security holders are urged to read the solicitation/recommendation statement and other relevant materials if and when they become available because they will contain important information. The solicitation/recommendation statement and other SEC filings made by Perrigo may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of the Perrigo website at perrigo.investorroom.com. Shareholders may also obtain copies of the information by contacting Mackenzie Partners, Inc. at 212-929-5500 or 800-322-2885 Toll-Free in North America or by email at PRGO@mackenziepartners.com. Irish Takeover Rules The directors of Perrigo accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

3 Announcement Today we announced a series of actions we will be taking to….  Improve our global operations and efficiency  Deliver future sustainable growth  Leverage our powerful global platform

4 How Perrigo Has Evolved • Key transactions have created value for all of our stakeholders, including employees • We are a top 5 global OTC company • The actions announced today represent the next phase in the development of our powerful global platform

5 The Next Phase of Our Development “The changes announced today are the natural progression of our global expansion and ongoing focus on operational efficiency, quality, innovation and shareholder value.” – Joseph Papa, Perrigo CEO ❶ Implementing a number of operational and cost efficiency measures ❷ Refining our business portfolio, including the sale of our VMS business ❸ Undertaking initiatives to capture the benefits of the company’s global platform ❹ Investing in our business by authorizing a $2 billion share repurchase plan

6 Additional Impacts  John Hendrickson will be promoted to the position of President, effective immediately. John’s promotion will:  Enable Chairman and CEO Joseph Papa to focus on the company’s overall strategy and executing on our M&A priorities  Streamline the top tier of our organizational structure  Strengthen our ability to deliver future sustainable growth  John has a deep understanding of our global business operations, proven management skills and a strong, competitive drive

7 More Information Through the initiatives announced today we are making a great company – with an outstanding track record of value creation and compelling prospects for continued growth – even better. Process  These actions are largely expected to be completed by mid-2016  There will be minor impacts to a small portion of our team  What will not be impacted is our dedication to respecting people, operating with integrity Communication  We will continue to communicate openly about future developments  Business segment/function leadership will provide additional information in the weeks ahead  Please reach out to your manager or HR representative with any questions